Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
KnowBe4, Inc.:
We consent to the use of our report included herein and to the reference to our firm under the heading 'Experts' in the prospectus. Our report refers to a change to the Company’s method of accounting for leases as of January 1, 2019 due to the adoption of Financial Accounting Standards Board’s (FASB) Accounting Standards Update (ASU) 2016-02, Leases (Topic 842).

(Signed) KPMG LLP
Tampa, Florida
March 19, 2021